                                                                   EXHIBIT 10(l)

                EXECUTIVE DEFERRED COMPENSATION AND BUYOUT PLAN


                  THIS AGREEMENT, made and to become effective this 31st day of March, 1998 (the "Effective Date") by and between RUSSELL CORPORATION ("Russell"), an Alabama corporation with its principal office at Alexander City, Alabama and JOHN F. WARD, (the "Executive").


                                   RECITALS:


                  Russell and the Executive have executed an Employment Agreement dated as of the date of this Agreement, incorporated herein and attached hereto as Appendix A (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, the Executive shall be employed by Russell for a term of three (3) years. The Executive is currently under an agreement with his previous employer, Sara Lee Corporation ("Sara Lee"). By accepting employment with Russell, the Executive will lose certain benefits and opportunities under his agreements with Sara Lee. It is the wish of both Russell and the Executive that the Executive be compensated for such lost benefits and opportunities or that they be replaced with comparable benefits and opportunities. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Employment Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and the compensation that Russell agrees herein to pay the Executive, and of other good and valuable consideration, the receipt of which is hereby acknowledged, Russell and the Executive agree as follows:

                  ARTICLE I. RABBI TRUST. A Rabbi Trust, entitled the "Russell Corporation Non-Qualified deferred Compensation Trust," shall be maintained for the benefit of the Executive (the "Trust"). The Trust shall be irrevocable and contain the amounts contributed pursuant to this Agreement and any interest or income generated by such amounts. The Trust shall earn interest at a variable rate (adjusted annually on the anniversary of the Effective Date) equal to the Merrill Lynch Corporate Bond Rate published in The Wall Street Journal. In the event of a Default Termination, as defined in Article VI, the funds in the Trust shall be distributed in accordance with Article VI. After April 1, 2001 the funds in the Trust shall be distributed to the Executive in a lump sum upon the termination of the Executive's employment. The Trust Agreement shall be substantially in the form of Appendix B to this Agreement with no substantive changes which are not acceptable to the Executive and his professional advisors.

                  ARTICLE II. STOCK OPTIONS.

                  2.1 Vested Stock Options. The Executive currently owns 124,109 options to purchase Sara Lee stock. Of these options, 109,775 are currently fully vested. It is understood that the Executive will exercise these vested options. It is agreed that the exercise of these options, however, does not fully compensate the Executive for the opportunity lost by exercising the options. To compensate the Executive for the lost opportunities created by the exercise of the Sara Lee options, the Executive shall be granted 249,489 options to purchase Russell stock effective as of the Effective Date (computed by multiplying the 109,775 Sara Lee options by 56.666 (the Average of the High and Low price for Sara Lee common stock for January 1, 1998 through January 31, 1998 (the "Sara Lee January Average")) divided by
         24.933 (the Average of the High and Low price for Russell Corporation common stock for January 1, 1998 through January 31, 1998 (the "Russell January Average") (the "Conversion Ratio")). Subject to the provisions of Article VI hereof, these Russell stock options shall be immediately vested and exercisable any time within 54 months from the Effective Date at a price determined by taking the average of the high and low price for Russell common stock on the Effective Date as reported in The Wall Street Journal.

                  2.2 Options That Will Not Vest Before Effective Date. The Executive currently holds 14,334 options to purchase Sara Lee stock that will not vest before the Effective Date. To fully compensate the Executive for these options which will be lost, the Executive shall receive:

                           (a) An amount to be placed in the Trust on the Effective Date equal to $418,925.48 (calculated by subtracting $393,329.96, the aggregate option price from the aggregate market value of Sara Lee stock, computed using the Sara Lee January Average).

                           (b) In order to compensate the Executive for the opportunities lost through the forfeiture of the Sara Lee stock options described in this Section 2.2, such options will be replaced with options to purchase shares of Russell common stock. The number of shares of Russell stock subject to options to be received under this Section 2.2(b) shall be 32,577 (computed by multiplying 14,334 by the Conversion Ratio). Subject to the provisions of Article VI hereof, such options shall be effective as of the Effective Date, immediately vested and exercisable any time within 54 months from the Effective Date at a price determined by taking the average of the high and low price for Russell common stock on the Effective Date as reported in The Wall Street Journal.

                  2.3 Notwithstanding the foregoing, if the Russell shareholders fail to approve an amendment increasing the number of options which may be granted annually to any one employee so that the provisions of this Article 2 cannot be given full effect, any options previously granted under this Article 2 in excess of this amount shall lapse and be forfeited


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


         and in lieu of any grant of stock options required by this Article 2 that would exceed the maximum amount that can be granted under the Russell Stock Option Plan (the "Russell Plan"), the Executive shall receive $3,841,510, an amount equal to the agreed value of the options that would otherwise be granted to the Executive under this Article 2, as determined pursuant to Exhibit A.

                  ARTICLE III. RESTRICTED STOCK. The Executive currently has the right to receive 35,260 shares of Sara Lee restricted stock which will be forfeited upon the Executive's commencement of employment with Russell.
Russell shall compensate the Executive for the value of such stock in cash. The amount of such compensation shall be $1,998,043.16 (calculated by multiplying 35,260 by the Sara Lee January Average) to be placed in the Trust by Russell on the Effective Date. The amount received under this Article 3, shall be increased to compensate the Executive for any dividends Sara Lee pays to its retired employees who hold restricted stock under the 1989 plan at the time the restrictions lapse.

                  ARTICLE IV. COMPENSATION. The Executive shall lose $302,350 in the form of the remainder of his Sara Lee compensation for 1998 which he would have received given only the passage of time if he had not accepted employment with Russell. This amount shall be provided to the Executive in 12,127 shares of Russell common stock (valued by using the January Average for Russell Stock and rounded up to the nearest whole share). Two-thirds (2/3) of the shares of Russell Stock received under this Article IV shall be restricted from resale and bear a restriction stating that sale of the shares may be only in accordance with this Agreement. One-third of the stock shall become unrestricted upon each of the next two anniversaries of the Effective Date.

                  ARTICLE V. RETIREMENT PLANS.

                  5.1 SERP. The Executive is a participant in Sara Lee's defined benefit retirement plans for executives including qualified plans and a Supplemental Executive Retirement Plan ("SERP"). A portion of the SERP benefit has been funded using a grantor revocable trust ("Secular Trust") at Northern Trust in Chicago with Northern Trust as Trustee and the Executive as grantor. Russell shall compensate the Executive $1,880,000 (the preliminary estimate of what would have been the required SERP balance on January 1, 1999 less the current balance in the account increased by the amount of all applicable income and other payroll taxes (the "Preliminary Estimate")). As soon as practicable after September 21, 1998, the final amount due to the Executive under this Section 5.1 (the "Final Amount") shall be determined. Any amount by which the Final Amount exceeds the Preliminary Estimate shall be paid to the Executive by Russell. Any amount by which the Preliminary Estimate shall exceed the Final Amount shall be paid to Russell by the Executive.

                  5.2 Estate Builder Program. The Executive currently participates in the Sara Lee Estate Builder Program (the "Program"). The Program is a Sara Lee deferral program under which deferred amounts earn interest at a rate well above market. The Executive will be penalized under this Program for accepting employment with Russell. To compensate the Executive for this lost benefit, Russell shall make a cash payment to the Trust of $50,611.

                  5.3 ESOP. The Executive shall be compensated for the amount of incremental credit he would have received under his Employee Stock Ownership Plan at Sara Lee as if he had not accepted employment with Russell. The value of the addition that would have been made to the Sara Lee ESOP between the Effective Date and January 1, 1999 shall be paid into the Trust. This value, not to exceed $50,000 unless approved by the Russell Compensation Committee, shall be determined no later than September 30, 1999 and deposited in the Trust as soon as the final amounts are calculated.

                  ARTICLE VI. TERMINATION. The Executive shall receive all compensation and benefits provided for under this agreement unless his employment is terminated before April 1, 2001 in a Default Termination. A Default Termination shall mean a termination either by Russell For Cause (as defined in the Employment Agreement) or by the Executive for any reason other than: Good Reason, Death or Total Disability, as those terms are defined in the Employment Agreement. In the event of a Default Termination, certain compensation and benefits provided for under this Agreement shall be forfeited as follows:

                  (a) Upon the event of a Default Termination, the Executive shall receive a lump sum payment from the Trust. The amount of this payment shall be calculated by multiplying the total amount in the Trust on the day of the Default Termination (the "Default Date") by a fraction, the numerator of which shall be the number of days from the Effective Date to the Default Date (including both the Effective Date and the Default Date) and the denominator of which shall be 1,095. The Executive shall also receive in the same proportion provided for above any amount to be placed in the Trust under this Agreement that has not been placed in the Trust as of the Default Date.

                  (b) Any stock received under Article 4 that is still restricted on the date of the Default Termination shall be forfeited by the Executive.

                  (c) Upon a Default Termination the Executive shall forfeit and surrender to Russell a number of the options granted to him under Article 2 hereof equal to the total number of options granted to him under Article 2 hereof multiplied by a fraction, the numerator of which shall be the number of days between the Default Date and March 31, 2001 (including both the Default Date and March 31) and the denominator of which shall be 1,095. If the number of options required to be forfeited by the Executive under the immediately preceding sentence exceeds the number of options granted to the Executive under Article 2 hereof that have not been exercised by the Executive (such excess being hereinafter referred to as the "Excess Options"), then the Executive shall pay to Russell within ten (10) days of the Default Date an amount of cash equal to the Spread. The "Spread" means an amount equal to (x) the average of the high and low price on the date of acquisition of each share of Russell stock acquired by the Executive pursuant to the exercise of any Options granted to the Executive under Article 2 hereof, (y) minus the amount paid by the Executive for such share of Russell stock pursuant to the exercise of such options, (z) multiplied by a fraction, the numerator of which shall be the number of Russell shares that have been acquired upon the exercise of the Excess Options, and the denominator of which shall be the total number of Russell shares previously acquired by the Executive pursuant to the exercise of options granted to him under
         Article 2 hereof. For purposes hereof, the Executive shall be deemed


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


         to have been granted a number of options under Article 2 hereof equal to the total number of shares of Russell stock that can be acquired pursuant to the exercise of such options.

                  ARTICLE VII. REDUCTION OF BENEFITS. The Executive and Russell acknowledge and agree that the amounts required to be paid to or for the benefit of the Executive hereunder, including the stock options provided for in
Section 2.2 hereof received in exchange for the Sara Lee stock options that will not have vested before the Effective Date (the "Stock Options"), are being paid in the belief that the Executive will forfeit certain benefits and opportunities under his agreements with Sara Lee by reason of his accepting employment with Russell. If, contrary to such belief, any such benefit or opportunity for which the Executive is being compensated or which are being replaced hereunder is not lost or forfeited as a result of his accepting employment with Russell, and such benefit is actually received by the Executive from Sara Lee then appropriate adjustments shall be made to the amounts previously paid, or to the amounts required to be paid, to the Executive hereunder, including any appropriate adjustment to the Stock Options, and, if so required as a result of any such adjustment, the Executive shall reimburse Russell for any excess amounts previously paid to him.

                  ARTICLE VIII. GENERAL PROVISIONS.

                  8.1 Governing Law. This Agreement shall be interpreted under the laws of the State of North Carolina.

                  8.2 Nonassignability. Benefits under this Agreement shall not be subject to anticipation or assignment by any person entitled thereto.

                  8.3 Binding Agreement. This Agreement shall be binding and inured to the benefit of the Executive, his executors, administrators, heirs and next of kin, and Russell, its successors and assigns.

                  8.4 Merger or Consolidation. Russell shall not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity unless such entity shall assume the rights, obligations and liabilities of Russell under the agreement and upon such assumption, shall become obligated to perform the terms and conditions of the agreement.

                  8.5 Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver, and any such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  8.6 Amendment; Termination. This Agreement may not be amended or terminated except by an instrument in writing signed by the parties hereto.

                  8.7 Recitals. The recitals to this Agreement shall become part of this Agreement.


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


                  8.8 Funding. This Agreement is intended to be an unfunded plan of deferred compensation maintained for a highly compensated management employee. The obligations of Russell to make payments hereunder shall constitute a general unsecured obligation of Russell to the Executive. To the extent that any person acquires a right to receive payments from the Trust or Russell hereunder, such right shall be no greater than the right of an unsecured creditor of Russell.

                  IN WITNESS WHEREOF, this Agreement has been executed by and in behalf of the parties hereto on the day and year first above written.



                                    RUSSELL CORPORATION


                                    By: /s/ John C. Adams
                                       ----------------------------------------
                                       John C. Adams
                                       Chairman of the Board, President and
                                       Chief Executive Officer



                                    /s/ John F. Ward
                                    -------------------------------------------
                                       JOHN F. WARD

                              Exhibit A (Example)

         ARTICLE 2.3 -- EXECUTIVE DEFERRED COMPENSATION AND BUYOUT PLAN


LET A = 124,109 OPTIONS TO PURCHASE SARA LEE COMMON STOCK
    B = PRICE/SHARE OF SARA LEE COMMON STOCK
    FV = FUTURE VALUE, ASSUMING 13% GROWTH (COMPOUNDED ANNUALLY) FOR 4.5 YEARS;
         FACTOR = 1.733217.
    PV = PRESENT VALUE, ASSUMING A DISCOUNT RATE OF 6.9005% (EQUIVALENT TO A
         PRE-TAX RATE OF 13%, GIVEN A MARGINAL TAX RATE OF 46.919%) FOR 4.5 YEARS; FACTOR = .740613.

   ASSUME A MARGINAL TAX RATE OF 46.919% FOR ALL YEARS (37.719% FEDERAL, 7.75%
                            STATE, 1.45% MEDICARE).


FORMULA:

         PV [FV(A x B) - (A x B)]

EXAMPLE (SARA LEE PRICE = $57/SHARE):

        .740613 [1.733217 (124,109 x 57.00) - (124,109 x 57,00)] =

        .740613 [12,261,146 - 7,074,213] =

        $3,841,510
        ==========

               RUSSELL CORPORATION, ALEXANDER CITY, ALABAMA 35010




                              RUSSELL CORPORATION
                          INTER-OFFICE CORRESPONDENCE


TO: Jack Ward                       DATE: May 20, 1998
   ------------------------------         -------------------------------------

FROM: Steve R. Forehand
     --------------------------------------------------------------------------

         Re: Rabbi Trust


Attached are three fully executed counterparts of your Rabbi Trust. I have sent one counterpart to Joe Long, one counterpart to Murray Greason and have retained one counterpart in the company file. Please let me know if you want the company file handled differently.


SRF:jb
Encl.

                                                                      EXHIBIT C

Optionee Statement

                          Exercisable as of 8/14/2000

-------------------------------------------------------------------------------
JOHN F. WARD
5960 River Chase Cir. N.W.
Atlanta, GA 30328
SSN ###-##-####

                 Expiration                   Grant         Options                       Options      Options
Grant Date         Date         Plan ID        Type         Granted     Option Price    Outstanding     Vested
-----------------------------------------------------------------------------------------------------------------------------
03/31/1998      03/31/2008     1993 Plan    Incentive         3,682      $27.1563          3,682         3,682        current
03/31/1998      03/31/2008     1993 Plan    Non-Qualified   278,384      $27.1563        278,384        278,384       current
03/31/1998      03/31/2008     1993 Plan    Incentive        11,046      $27.1563         11,046         7,364        current
                                                                                                        3682 on      3/31/2001
03/31/1998      03/31/2008     1993 Plan    Non-Qualified   113,954      $27.1563        113,954         75,969       current
                                                                                                       37,985 on     3/31/2001
02/24/1999      02/24/2009     1993 Plan    Incentive         3,682      $27.1563          3,682           0          current
                                                                                                        3,682 on     3/31/2001
02/24/1999      02/24/2009     1993 Plan    Non-Qualified   121,318      $27.1563        121,318         62,500       current
                                                                                                       58,818 on     3/31/2001
02/24/1999      02/24/2009     1993 Plan    Incentive         5,169      $19.3438          5,169           0          current
                                                                                                        5,169 on     3/31/2001
02/24/1999      02/24/2009     1993 Plan    Non-Qualified   119,831      $19.3438        119,831         31,250       current
                                                                                                        88,581 on    3/31/2001

01/18/2000      01/18/2010     Executive    Incentive          6611        15.125           6611           0          current
                               Incentive    (reload                                                      1,652 on    1/18/2001
                                            eligible)                                                    4,959 on    3/31/2001

01/18/2000      01/18/2010     Executive    Non-Qualified   493,369        15.125        493,389            0         current
                               Incentive    (reload                                                    123,347 on    1/18/2001
                                            eligible)                                                  370,042 on    3/31/2001
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                                                    1,157,066                    1,157,066        459,149